UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2024

JANONE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2024, JanOne Inc. (the “Company” or “our”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two certain institutional investors (the “Investors”) for the sale by the Company in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market (the “Offering”) of 79,782 units (the “Units”) of the Company’s securities, each Unit consisting of one share of our common stock, par value $0.001 per share (“Common Stock”), and one common stock purchase warrant for the purchase of an additional share of Common Stock (“Warrants”), at a purchase price of $3.775 per Unit. Each Warrant will be exercisable immediately following issuance at an exercise price of $3.63 per share and will have a term equal to three years from the closing of the offering. Neither investor is a “U.S. Person,” as such term is defined in Regulation S under the Securities Act of 1933, as amended (“Securities Act”) and each is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

The aggregate gross proceeds from the Offering were approximately $300,000, before deducting related expenses. The Company intends to use the net proceeds for working capital and general corporate purposes. The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Investors and customary indemnification rights and obligations of the parties.

The closing of the Offering occurred on May 1, 2024. The Company did not use the services of a placement agent.

The Units sold in the Offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S–3 (File No. 333-278784), which was initially filed with the Securities and Exchange Commission on April 18, 2024, and was declared effective on April 25, 2024. On May 6, 2024, the Company filed a prospectus supplement with the SEC in connection with the sale of the Units.

The representations, warranties, and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties, and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Warrants and the Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibits 4.6 and 10.108 to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Clark Hill LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.6	Form of Warrant, dated May 1, 2024.
5.1	Opinion of Clark Hill LLP.
10.108	Form of Securities Purchase Agreement, dated May 1, 2024.
23.1	Consent of Clark Hill LLP (included in Exhibit 5.1).
23.2	Consent of Hudgens CPA, PLLC.
23.3	Consent of Frazier & Deeter, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

By:	/s/ Tony Isaac
Name:	Tony Isaac
Title:	President and Chief Executive Officer

Dated: May 6, 2024